                                                                       EXHIBIT 5


                     [ROSENBERG & LIEBENTRITT, P.C. LETTERHEAD]

312.466.3456                                                        312.454.0335



                              September 27, 1996



Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois 60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the offer and sale from time to time of up to 1,182,835 common shares of beneficial interest of the Company, $.01 par value per share (the "Offered Shares"), by the holders thereof as set forth in the Prospectus (the "Selling Shareholders") which is a part of the Registration Statement following the potential issuance of such Offered Shares, upon the exchange of up to 1,182,835 outstanding partnership interests ("OP Units") in ERP Operating Limited Partnership (the "Operating Partnership"), to the Selling Shareholders, if and to the extent such Selling Shareholders exchange such OP Units for the Offered Shares. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.  An executed copy of the Registration Statement.

     2. Copies of those certain Agreements for Transfer and Contribution of Partnership Interests dated as of December 19, 1994 (collectively, the "Contribution Agreement"), pursuant to which the Artery Investors (as defined below) received OP Units in exchange for interests in certain multifamily properties.

Board of Trustees
Equity Residential Properties Trust
September 27, 1996
Page 2


     3. Copies of that certain Registration Rights and Lock-Up Agreement dated as of December 19, 1994 (the "Registration Rights Agreement"), pursuant to which the Artery Investors (as defined therein) and their successors and assigns were granted demand and piggyback registration rights as to the Offered Shares.

     4. The Amended and Restated Declaration of Trust, as amended, of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect as of the date hereof.

     5. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect as of the date hereof and as of the respective dates of the Contribution Agreement and the Registration Rights Agreement.

     6. Resolutions of the Board of Trustees of the Company adopted on December 1, 1994 and September 13, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the authorization of the Contribution Agreement and the Registration Rights Agreement, and the authorization and filing of the Registration Statement, and arrangements in connection therewith, respectively.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Offered Shares in exchange for OP Units as described in the prospectus included in the Registration Statement and as specified in the resolutions of the Board of Trustees referred to above, the Offered Shares will be validly issued, fully paid and nonassessable under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

Board of Trustees
Equity Residential Properties Trust
September 27, 1996
Page 3


     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Offered Shares to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       ROSENBERG & LIEBENTRITT, P.C.



                                       By: /s/ Ruth Pinkham Haring
                                           -----------------------
                                           Vice President

                                                                       EXHIBIT A

                      [HOGAN & HARTSON L.L.P. LETTERHEAD]


                               September 27, 1996



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1515
Chicago, Illinois 60606


Ladies and Gentlemen:

          We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the offer and sale from time to time of up to 1,182,835 common shares of beneficial interest, $.01 par value per share (the "Common Shares"), by the holders thereof following the potential issuance of such Common Shares upon the exchange of up to 1,182,835 outstanding limited partnership interests ("OP Units") in ERP Operating Limited Partnership to the holders thereof, if and to the extent that such holders exchange such OP Units for the Common Shares. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on September 5, 1996 and the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Rosenberg & Liebentritt, P.C.
September 27, 1996
Page 2


          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted on September 13, 1996, relating to the filing of the Registration Statement and related matters, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Common Shares in exchange for OP Units as described in the prospectus included in the Registration Statement and as specified in the resolutions of the Board of Trustees referred to above, the Common Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Rosenberg & Liebentritt, P.C.
September 27, 1996
Page 3


In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,



                                    HOGAN & HARTSON L.L.P.